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                                                                    EXHIBIT 23.6

                          CONSENT OF DELOITTE & TOUCHE


We consent to the incorporation by reference in this Registration Statement of Octel Communications Corporation on Form S-4 of our report on the fiscal 1991 consolidated financial statements dated July 24, 1991, appearing in the Annual Report on Form 10-K of Octel Communications Corporation for the year ended June 30, 1993 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE

San Jose, California
February 11, 1994.





MEB2OU.R8(5P3)
02/16/94